Exhibit 10.22

SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of September 18, 2014
This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is by and among MERIT MEDICAL SYSTEMS, INC., a Utah corporation (the “Borrower”), certain subsidiaries of the Borrower party hereto (the “Subsidiary Guarantors”), the lenders who are party to this Amendment (the “Consenting Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
PRELIMINARY STATEMENTS
WHEREAS, the Borrower, the lenders party thereto (the “Lenders”), and the Administrative Agent entered into that certain Amended and Restated Credit Agreement dated as of December 19, 2012 (as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of October 4, 2013, as amended hereby and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to amend the Credit Agreement as specifically set forth herein and, subject to the terms of this Amendment, the Administrative Agent and the Consenting Lenders have agreed to grant such request of the Borrowers.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.Capitalized Terms. All capitalized terms not otherwise defined in this Amendment (including without limitation in the introductory paragraph and the Preliminary Statements hereto) shall have the meanings as specified in the Credit Agreement.

Section 2.Amendments to Credit Agreement. Subject to and in accordance with the terms and conditions set forth herein, the Administrative Agent and each of the Consenting Lenders hereby agrees as follows:

(a)Section 1.1 of the Credit Agreement is hereby amended by:

(i)inserting the following new definitions in appropriate alphabetical order:

(A)    ““Permitted Equipment Sale-Leaseback Transaction” means any sale-leaseback by and between any Credit Party, as seller, and any third party reasonably satisfactory to the Administrative Agent, as buyer, in connection with equipment owned by such Credit Party; provided that (a) at the time of any such sale-leaseback, no Default or Event of Default shall exist or would result from such sale-leaseback, (b) the equipment which is the subject of any such sale-leaseback shall be sold for no less than the fair market value thereof, (c) the consideration received in connection with any such sale-leaseback shall be no less than one hundred percent (100%) in cash, (d) the lease executed in connection with any such sale-leaseback shall be an operating lease and shall be subject to customary market terms, and (e) the requirements of Section 4.4(b) are complied with in connection therewith.”
(b)Section 4.4 of the Credit Agreement is hereby amended by deleting subsection (b)(iii) in its entirety and replacing it with the following:

“(iii)    Asset Dispositions. The Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in clause (vi) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Asset Disposition (other than any Asset Disposition permitted pursuant to, and in accordance with, Section 11.5). Such prepayments shall be made within three (3) Business Days after the date of receipt of the Net Cash Proceeds of any such Asset Disposition by such Credit Party or any of its Subsidiaries; provided that, other than with respect to the Net Cash Proceeds of the Pearland Sale-Leaseback, the Endotek Sale and any Permitted Equipment Sale-Leaseback Transaction, so long as no Event of Default has occurred and is continuing, no prepayment shall be required under this Section 4.4(b)(iii) to the extent that such Net Cash Proceeds are committed to be reinvested pursuant to a legally binding agreement in assets used or useful in the business of the Borrower and its Subsidiaries within nine (9) months after receipt of such Net Cash Proceeds and are thereafter actually reinvested in assets used or useful in the business of the Borrower and its Subsidiaries within twelve (12) months after receipt of such Net Cash Proceeds by such Credit Party or such Subsidiary; provided further that any portion of such Net Cash Proceeds not committed to be reinvested pursuant to a legally binding agreement within such nine (9) month period or actually reinvested within such twelve (12) month period shall be prepaid in accordance with this Section 4.4(b)(iii) on or before the last day of such applicable period.”
(c)Section 11.5 of the Credit Agreement is hereby amended by (i) re-numbering the existing subsection “(l)” as subsection “(m)” and (ii) inserting the following new subsection (l) therein:

“(l)    the sale of the equipment pursuant to the Permitted Equipment Sale-Leaseback Transactions; provided that (i) the fair market value of any such equipment sold during Fiscal Year 2014 shall not exceed $20,000,000 in the aggregate and (ii) the fair market value of any such equipment sold during Fiscal Year 2015 and each Fiscal Year thereafter shall not exceed $10,000,000 in the aggregate; and”
(d)The proviso at the end of Section 11.12 of the Credit Agreement is hereby amended by deleting such proviso in its entirety and replacing it with the following:

“provided, however, (i) the Pearland Sale‑Leaseback shall not be subject to the restrictions set forth in this Section 11.12 and (ii) the Permitted Equipment Sale-Leaseback Transactions shall not be subject to the restrictions set forth in this Section 11.12.”
Section 3.Conditions of Effectiveness. The effectiveness of this Amendment shall be subject to the receipt by the Administrative Agent of counterparts of this Amendment executed by the Borrower, each other Credit Party, the Administrative Agent and the Lenders.

Section 4.Representations and Warranties. The Borrower and each Subsidiary Guarantor hereby represents and warrants to the Administrative Agent and the Lenders that:

(a)both before and after giving effect to this Amendment, each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true, correct and complete in all material respects as of the date hereof, except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true, correct and complete as of such earlier date; provided, that any representation or warranty that is qualified by materiality or by reference to Material Adverse Effect shall be true, correct and complete in all respects as of the date hereof;

(b)except to the extent a Default or Event of Default may have occurred under Section 12.1(d) of the Credit Agreement as a result of any breach of Section 10.1 of the Credit Agreement prior to giving effect to this Amendment, no Default or Event of Default has occurred or is continuing both before and after giving effect to this Amendment;

(c)it has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment and each of the other documents executed in connection herewith to which it is a party in accordance with their respective terms and the transactions contemplated hereby; and

(d)this Amendment and each other document executed in connection herewith has been duly executed and delivered by the duly authorized officers of the Borrower and each Subsidiary Guarantor, and each such document constitutes the legal, valid and binding obligation of the Borrower and each Subsidiary Guarantor, enforceable in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

Section 5.Limited Effect. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. Except as expressly provided herein, this Agreement shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, (b) to prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower, any of its Subsidiaries or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Borrower or any of its Subsidiaries, on the one hand, and the Administrative Agent or any other Lender, on the other hand. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, “hereof” or other words of like import) and in any Loan Document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as modified hereby.

Section 6.Acknowledgement and Reaffirmation. Each Borrower and each Subsidiary Guarantor (a) agrees that the transactions contemplated by this Amendment shall not limit or diminish the obligations of such Person under, or release such Person from any obligations under, the Credit Agreement, the Guaranty Agreement, the Collateral Agreement and each other Security Document to which it is a party, (b) confirms and reaffirms its obligations under the Credit Agreement, the Guaranty Agreement, the Collateral Agreement and each other Security Document to which it is a party and (c) agrees that the Credit Agreement, the Guaranty Agreement, the Collateral Agreement and each other Security Document to which it is a party remain in full force and effect and are hereby reaffirmed.

Section 7.Costs, Expenses and Taxes. The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder.

Section 8.Execution in Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 9.Governing Law. This Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

Section 10.Entire Agreement. This Amendment and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, the Issuing Lender, the Swingline Lender and/or the Arranger, constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MERIT MEDICAL SYSTEMS, INC., as Borrower

By:      /s/ Fred Lampropoulos
Name:     Fred Lampropoulos
Title:     President

MERIT HOLDINGS, INC., as Subsidiary Guarantor

By:      /s/ Fred Lampropoulos
Name:     Fred Lampropoulos
Title:     President

MERIT SENSOR SYSTEMS, INC., as Subsidiary Guarantor

By:      /s/ Fred Lampropoulos
Name:     Fred Lampropoulos
Title:     President

MERIT SERVICES, INC., as Subsidiary Guarantor

By:      /s/ Fred Lampropoulos
Name:     Fred Lampropoulos
Title:     President

BIOSPHERE MEDICAL, INC., as Subsidiary Guarantor

By:      /s/ Fred Lampropoulos
Name:     Fred Lampropoulos
Title:     President

BSMD VENTURES, INC., as Subsidiary Guarantor

By:      /s/ Fred Lampropoulos
Name:     Fred Lampropoulos
Title:     President

BIOSPHERE MEDICAL JAPAN, INC., as Subsidiary Guarantor

By:      /s/ Fred Lampropoulos
Name:     Fred Lampropoulos
Title:     President

THOMAS MEDICAL PRODUCTS, INC., as Subsidiary Guarantor

By:      /s/ Fred Lampropoulos
Name:     Fred Lampropoulos
Title:     President

ADMINISTRATIVE AGENT AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Swingline Lender, Issuing Lender and Lender

By:      /s/ Rich Lambert
Name:     Rich Lambert
Title:     Senior Vice President